
                                                                  Exhibit 10.30

                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF JANUARY 31, 2003

                                  BY AND AMONG

                         MEASUREMENT SPECIALTIES, INC.,
                                IC SENSORS, INC.,
                                  AS BORROWERS,

                                       AND

                           FLEET CAPITAL CORPORATION,
                                    AS LENDER

                                   $15,000,000
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                                TABLE OF CONTENTS

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
Section 1 CREDIT FACILITY......................................................................................   1

   1.1      Revolving Credit Loans.............................................................................   1

Section 2 INTEREST, FEES AND CHARGES...........................................................................   2

   2.1      Interest...........................................................................................   2
   2.2      Computation of Interest and Fees...................................................................   3
   2.3      Closing Fee........................................................................................   3
   2.4      Unused Line Fee....................................................................................   3
   2.5      Collateral Administration Fee......................................................................   3
   2.6      Audit and Appraisal Fees...........................................................................   3
   2.7      Reimbursement of Expenses..........................................................................   3
   2.8      Bank Charges.......................................................................................   4

Section 3 LOAN ADMINISTRATION..................................................................................   4

   3.1      Manner of Borrowing Revolving Credit Loans.........................................................   4
   3.2      Payments...........................................................................................   5
   3.3      Mandatory Prepayments of Proceeds of Sale, Loss or Destruction of Collateral.......................   5
   3.4      Application of Payments and Collections............................................................   5
   3.5      All Loans to Constitute One Obligation.............................................................   6
   3.6      Loan Account.......................................................................................   6
   3.7      Statements of Account..............................................................................   6

Section 4 TERM AND TERMINATION.................................................................................   6

   4.1      Term of Agreement..................................................................................   6
   4.2      Termination........................................................................................   6

Section 5 SECURITY INTERESTS...................................................................................   7

   5.1      Security Interest in Collateral....................................................................   7
   5.2      Other Collateral...................................................................................   9
   5.3      Lien Perfection; Further Assurances................................................................   9
   5.4      Lien on Realty.....................................................................................  10
   5.5      Release of Lender's Lien on Equipment..............................................................  10
   5.6      Release of Lender's Lien on Equity of Measurement Limited..........................................  10

Section 6 COLLATERAL ADMINISTRATION............................................................................  10

   6.1      General............................................................................................  10
   6.2      Administration of Accounts.........................................................................  11
   6.3      Administration of Inventory........................................................................  13
   6.4      Administration of Equipment........................................................................  13
   6.5      Payment of Charges.................................................................................  13

Section 7 REPRESENTATIONS AND WARRANTIES.......................................................................  14

   7.1      General Representations and Warranties.............................................................  14
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
   7.2      Continuous Nature of Representations and Warranties................................................  19
   7.3      Survival of Representations and Warranties.........................................................  20

Section 8 COVENANTS AND CONTINUING AGREEMENTS..................................................................  20

   8.1      Affirmative Covenants..............................................................................  20
   8.2      Negative Covenants.................................................................................  22
   8.3      Specific Financial Covenants.......................................................................  25

Section 9 CONDITIONS PRECEDENT.................................................................................  25

   9.1      Documentation......................................................................................  26
   9.2      No Default.........................................................................................  26
   9.3      Other Loan Documents...............................................................................  26
   9.4      Availability.......................................................................................  26
   9.5      Litigation.........................................................................................  26
   9.6      Closing and Collateral Administration Fees.........................................................  26
   9.7      Additional Fees and Expenses.......................................................................  26
   9.8      Officers' Certificates; Opinions, etc..............................................................  26
   9.9      Measurement Limited Certificates; Opinions, etc....................................................  26
   9.10     Insurance..........................................................................................  27
   9.11     Amendment to Castletop Loan Agreement and Subordination Agreement..................................  27
   9.12     Dominion Account Agreement; Restricted Account Agreements..........................................  27
   9.13     Stock Certificate and Blank Powers.................................................................  27
   9.14     Landlord Waiver Agreement; Bailee's Letters........................................................  27
   9.15     December 2002 Sales Data...........................................................................  27

Section 10 EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...................................................  27

   10.1     Events of Default..................................................................................  27
   10.2     Acceleration of the Obligations....................................................................  29
   10.3     Other Remedies.....................................................................................  30
   10.4     Remedies Cumulative; No Waiver.....................................................................  31

Section 11 MISCELLANEOUS.......................................................................................  31

   11.1     Power of Attorney..................................................................................  31
   11.2     Indemnity..........................................................................................  32
   11.3     Modification of Agreement; Sale of Interest........................................................  32
   11.4     Severability.......................................................................................  33
   11.5     Successors and Assigns.............................................................................  33
   11.6     Cumulative Effect; Conflict of Terms...............................................................  33
   11.7     Execution in Counterparts..........................................................................  33
   11.8     Notice.............................................................................................  33
   11.9     Lender's Consent...................................................................................  34
   11.10    Credit Inquiries...................................................................................  34
   11.11    Time of Essence....................................................................................  34
   11.12    Entire Agreement...................................................................................  34
   11.13    Interpretation.....................................................................................  35
   11.14    GOVERNING LAW; CONSENT TO FORUM....................................................................  35
   11.15    WAIVERS BY BORROWERS...............................................................................  35
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
   11.16    ORAL AGREEMENTS INEFFECTIVE........................................................................  36
   11.17    Non-applicability of Article 5069-15.01 et. seq....................................................  36
   11.18    Reimbursement......................................................................................  36


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                                LIST OF EXHIBITS

Exhibit A         Form of Revolving Credit Note
Exhibit B         Each Borrower's and each Subsidiary's Business Locations
Exhibit C         Jurisdictions in which each Borrower and each Subsidiary is
                  Authorized to do Business
Exhibit D         Capital Structure of Borrowers
Exhibit E         Corporate Names
Exhibit F         Tax Identification Numbers of Subsidiaries
Exhibit G-1       Patents, Trademarks, Copyrights and Licenses
Exhibit G-2       Form of Patent and Trademark Security Agreement
Exhibit H         Contracts Restricting Borrower's Right to Incur Debts
Exhibit I         Litigation
Exhibit J         Capitalized Leases
Exhibit K         Operating Leases
Exhibit L         Pension Plans
Exhibit M         Labor Contracts
Exhibit N         Compliance Certificate
Exhibit O         Permitted Liens
Exhibit P         Borrowing Base Certificate
Exhibit Q         Bank Accounts



                                       v
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                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT is made this day of January 31, 2003, by and among FLEET CAPITAL CORPORATION ("LENDER"), a Rhode Island corporation with an office at 5950 Sherry Lane, Suite 300, Dallas, Texas 75225; and MEASUREMENT SPECIALTIES, INC. ("MSI"), a New Jersey corporation with its chief executive office and principal place of business at 710 Route 46 East, Fairfield, New Jersey 07004, IC SENSORS, INC. ("IC"), a California corporation with an address in care of MSI at 710 Route 46 East, Fairfield, New Jersey 07004 (MSI and IC being hereinafter referred to individually as a "BORROWER" and collectively as the "BORROWERS"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                                   SECTION 1
                                 CREDIT FACILITY

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $15,000,000 available upon Borrowers' request therefor, as follows:

      1.1   REVOLVING CREDIT LOANS.

            (a) LOANS AND RESERVES. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time, as requested by Borrowers in the manner set forth in subsection 3.1(a) hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall, in the exercise of its reasonable credit judgment, deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrowers may otherwise request under this subsection 1.1(a), including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of any Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory;
(iii) slow moving Inventory; (iv) other sums chargeable against Borrowers' Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by any Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of such Borrower; and (vi) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder. The Revolving Credit Loans shall be further evidenced by the Revolving Credit Note and shall be secured by all of the Collateral. Without limiting the foregoing, the Initial Availability Reserve will be established as a reserve with respect to the Borrowing Base.

            (b) USE OF PROCEEDS. The Revolving Credit Loans shall be used solely for (i) the satisfaction of a portion of the existing Indebtedness of Borrowers to Castletop Capital, L.P., a Texas limited partnership as lender ("CASTLETOP"), and (ii) any Borrower's general corporate

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purposes in a manner consistent with the provisions of this Agreement and all applicable laws, including, capital expenditures permitted under the terms of this Agreement.

                                   SECTION 2
                           INTEREST, FEES AND CHARGES

      2.1   INTEREST.

            (a) RATES OF INTEREST. Interest shall accrue on the principal amount of the Revolving Credit Loans outstanding at the end of each day at a fluctuating rate per annum equal to the lesser of (i) 1.0% plus the Base Rate or
(ii) the Maximum Rate. The rate of interest applicable to Revolving Credit Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

            (b) DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2% above the interest rate otherwise applicable thereto (the "DEFAULT RATE").

            (c) MAXIMUM INTEREST. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Revolving Credit Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Revolving Credit Note exceed the Maximum Rate, nor shall any provisions hereof be construed as a contract to pay, for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate. If any provisions of this Agreement or the Revolving Credit Note contravene any such law, such provisions shall be deemed amended to conform to such law. Notwithstanding anything to the contrary contained herein, no provision of this Agreement or the Revolving Credit Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Agreement, the Revolving Credit Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and no Borrower nor the sureties, guarantors, successors or assigns of any Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of Indebtedness evidenced by this Agreement and the Revolving Credit Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrowers and Lender shall, to the extent permitted by Applicable Law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated Term of this Agreement and the Revolving Credit Note so that the interest for the entire Term does not exceed the Maximum Rate.

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      2.2 COMPUTATION OF INTEREST AND FEES. Interest and unused line fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt by Lender of such items in Lender's account located in Hartford, Connecticut.

      2.3 CLOSING FEE. Borrowers shall pay to Lender a closing fee of $150,000 (of which $100,000 was previously paid by the Borrowers), which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loan hereunder.

      2.4 UNUSED LINE FEE. Borrowers shall pay to Lender a fee equal to 0.375% per annum of the average monthly amount by which $15,000,000 exceeds the sum of the outstanding principal balance of the Revolving Credit Loans. The unused line fee shall be payable monthly in arrears on the last day of each calendar month hereafter.

      2.5 COLLATERAL ADMINISTRATION FEE. Borrowers shall pay to Lender a collateral administration fee of $25,000 annually, payable on the Closing Date and each anniversary of the Closing Date thereafter.

      2.6 AUDIT AND APPRAISAL FEES. Borrowers shall pay to Lender $750 per day for each auditor or appraiser in connection with any audits and appraisals of Borrowers' books and records for which the Borrowers have an obligation to reimburse Lender under the terms of this Agreement, plus all out-of-pocket expenses incurred by such auditors and appraisers. Audit fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrowers.

      2.7 REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, Lender or any Participating Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a Participating Lender; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, a Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or a Borrower's affairs; (iv) any attempt to enforce any rights of Lender or any Participating Lender against a Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or
(v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrowers. All amounts chargeable to Borrowers under this
Section 2.7 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender or to such Participating Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrowers shall also

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reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

      2.8 BANK CHARGES. Borrowers shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Lender or any Participating Lender, of proceeds of loans made by Lender to Borrowers pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the Obligations.

                                   SECTION 3
                              LOAN ADMINISTRATION.

      3.1 MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

            (a) LOAN REQUESTS. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: Borrowers may give Lender notice of their intention to borrow, in which notice Borrowers shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Dallas, Texas time on the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrowers, Lender may permit telephonic or electronic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic or electronic communications from Borrowers, Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrowers and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

            (b) DISBURSEMENT. Borrowers hereby irrevocably authorize Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1(b) as follows: the proceeds of each Revolving Credit Loan requested under subsection 3.1(a)(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Lender from time to time or elsewhere if pursuant to a written direction from Borrowers; and the proceeds of each Revolving Credit Loan requested under subsection 3.1(a)(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

            (c) AUTHORIZATION. Borrowers hereby irrevocably authorize Lender, in Lender's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrowers to Lender hereunder.

      3.2 PAYMENTS. Except where evidenced by notes or other instruments issued or made by Borrowers to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

            (a) PRINCIPAL. Principal payable on account of Revolving Credit Loans shall be payable by Borrowers to Lender immediately upon the earliest of
(i) the receipt by Lender or Borrowers of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrowers shall, on demand, repay the Overadvance.

            (b) INTEREST. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or
(iii) termination of this Agreement pursuant to Section 4 hereof.

            (c) COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers as and when provided in
Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

            (d) OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

      3.3 MANDATORY PREPAYMENTS OF PROCEEDS OF SALE, LOSS OR DESTRUCTION OF COLLATERAL. Except as provided in subsection 6.4(b) hereof, if any Borrower sells any of the Collateral (other than Inventory), or if any of the Collateral is lost or destroyed, Borrowers shall pay to Lender, unless otherwise agreed by Lender, as and when received by any Borrower and as a mandatory prepayment of the Revolving Credit Loans, a sum equal to the proceeds (including insurance payments) received by Borrowers from such sale, loss or destruction.

      3.4 APPLICATION OF PAYMENTS AND COLLECTIONS. All items of payment received by Lender by 12:00 noon, Dallas, Texas time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Dallas, Texas time, on any Business Day shall be deemed received on the following Business Day. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt of such item in good funds. Borrowers irrevocably waive the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrowers, and Borrowers do hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by subsection 6.2(f) hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists.

      3.5 ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrowers, and shall be secured by Lender's Lien upon all of the Collateral.

      3.6 LOAN ACCOUNT. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by any Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

      3.7 STATEMENTS OF ACCOUNT. Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowers in writing to the contrary within thirty (30) days of the date each accounting is mailed to Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

                                   SECTION 4
                              TERM AND TERMINATION

      4.1 TERM OF AGREEMENT. Subject to Lender's right to cease making Loans to Borrowers upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of three years from the date hereof, through and including January 31, 2006 (the "TERM") unless terminated as provided in Section 4.2 hereof.

      4.2 TERMINATION.

            (a) TERMINATION BY LENDER. Lender may terminate this Agreement, upon written notice to the Borrowers, at any time after the occurrence of an Event of Default and so long as such Event of Default is continuing.

            (b) TERMINATION BY BORROWERS. Upon at least fourteen (14) days prior written notice to Lender, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid all of the Obligations in immediately available funds. Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

            (c) TERMINATION CHARGES. At the effective date of termination of this Agreement for any reason, Borrowers shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 3% of the Total Credit Facility if termination occurs during the first twelve-month period of the Term (January 31, 2003 through January 30, 2004) and 2% of the Total Credit Facility if termination occurs during the second 12-month period of the Term (January 31, 2004 through January 30, 2005). If termination occurs on January 31, 2005 through the last day of the Term, no termination charge shall be payable.

            (d) EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrowers or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

                                   SECTION 5
                               SECURITY INTERESTS

      5.1 SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Lender of the Obligations, each Borrower hereby grants to Lender a continuing Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

      (a) Accounts;

      (b) Certificated Securities;

      (c) Certificates of Title;

      (d) Chattel Paper;


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
      (e) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

      (f) Contract Rights;

      (g) Deposit Accounts;

      (h) Documents;

      (i) Equipment;

      (j) Financial Assets;

      (k) Fixtures;

      (l) General Intangibles, including Payment Intangibles and Software;

      (m) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

      (n) Instruments;

      (o) Intellectual Property;

      (p) Inventory;

      (q) Investment Property;

      (r) money (of every jurisdiction whatsoever);

      (s) Letter-of-Credit Rights;

      (t) Payment Intangibles;

      (u) Security Entitlements;

      (v) Software;

      (w) Supporting Obligations;

      (x) Uncertificated Securities; and

      (y) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, Lender will not enforce its security interest in such Borrower's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Lender, such Borrower will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Lender (and to Lender's enforcement of such security interest) in such Lender's rights under such lease or license.

Notwithstanding the foregoing, to the extent any Investment Property was issued by a Person organized under the laws of any jurisdiction other than the United States of America, a State thereof, or the District of Columbia, Lender's security interest in such Investment Property shall be limited to all non-voting Equity and sixty five percent (65%) of the issued and outstanding voting Equity of any such issuer.

      5.2 OTHER COLLATERAL.

            (a) COMMERCIAL TORT CLAIMS. Each Borrower shall promptly notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the Closing Date against any third party and, upon request of Lender, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Lender to give Lender a security interest in any such Commercial Tort Claim.

            (b) OTHER COLLATERAL. Each Borrower shall promptly notify Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of Lender, promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender control with respect to such Collateral; promptly notify Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Lender, will promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Lender; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document and obtain a written acknowledgement from the third party that it is holding the Collateral for the benefit of Lender.

      5.3 LIEN PERFECTION; FURTHER ASSURANCES. Borrowers hereby irrevocably authorize the filing of such UCC-1 financing statements as are required by the UCC and agree to execute such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrowers hereby irrevocably authorize Lender to execute and file any such financing statements that indicate the Collateral (a) as "all assets" of Borrowers or words of similar effect, or (b) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on Borrowers' behalf. Borrowers also hereby ratify their authorization for Lender to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, each Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents, including, without limitation certificates of title for motor vehicles and/or trailers which are currently owned or hereinafter acquired by any Borrower.

      5.4 LIEN ON REALTY. No Borrower nor any Subsidiary thereof owns any real property.

      5.5 RELEASE OF LENDER'S LIEN ON EQUIPMENT. In the event that (a) MSI achieves a Consolidated EBITDA for any rolling four fiscal quarters ending on or after March 31, 2004 of at least $10,500,000, and (b) MSI resolves and/or settles all material litigation involving any Borrower to Lender's satisfaction (which shall be in Lender's sole and absolute discretion), MSI may request that Lender release its Lien in Equipment of Borrowers. Lender will grant such request, provided, that, (i) no Event of Default has occurred and is continuing, and (ii) Castletop has released or will release any and all of its Liens in Equipment, as evidenced by the delivery of UCC-3 termination statements and any other applicable documents by Castletop, which shall be in form and substance satisfactory to Lender in its sole discretion, of Borrowers.

      5.6 RELEASE OF LENDER'S LIEN ON EQUITY OF MEASUREMENT LIMITED. In the event that (a) MSI achieves a Consolidated EBITDA for any rolling four fiscal quarters ending on or after March 31, 2004 of at least $10,500,000, (b) MSI resolves and/or settles all material litigation involving any Borrower to Lender's satisfaction (which shall be in Lender's sole and absolute discretion), and (c) MSI obtains financing otherwise permitted hereunder from a foreign source pursuant to which MSI is required to deliver the Equity of Measurement Limited as collateral for such financing, MSI may request that Lender release its Lien in the Equity of Measurement Limited then pledged to Lender. Lender will grant such request, provided, that, no Event of Default has occurred and is continuing.

                                   SECTION 6
                            COLLATERAL ADMINISTRATION

      6.1 GENERAL.

            (a) LOCATION OF COLLATERAL. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrowers and their Subsidiaries at one or more of the business locations set forth in Exhibit B hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for

(i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection 6.4(b) hereof.

            (b) INSURANCE OF COLLATERAL. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrowers' business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agree to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

            (c) PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

      6.2 ADMINISTRATION OF ACCOUNTS.

            (a) RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS. Borrowers shall keep accurate and complete records of their Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the twentieth (20th) day of each month from and after the date hereof, Borrowers shall deliver to Lender, in form acceptable to Lender, a detailed, aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("SCHEDULE OF ACCOUNTS"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if either Borrower becomes aware of Accounts in an aggregate face amount in excess of $250,000 becoming ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrowers shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrowers shall execute and deliver to Lender formal written assignments of all of their Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

            (b) DISCOUNTS, ALLOWANCES, DISPUTES. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $250,000 are in dispute between any Borrower and any Account Debtor, such Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrowers.

            (c) TAXES. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of any Borrower and to charge Borrowers therefor, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by any Borrower.

            (d) ACCOUNT VERIFICATION. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender, or a Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

            (e) MAINTENANCE OF DOMINION ACCOUNT. Borrowers shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Lender with such banks as may be selected by Borrowers and be acceptable to Lender. Borrowers shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrowers shall obtain the agreement by such banks in favor of Lender to waive any recoupment, setoff rights, and any security interest in, or against the funds so deposited, except for claims related to the administration of such account and the handling of items collection through such account. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

            (f) COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL. To expedite collection, Borrowers shall endeavor in the first instance to make collection of their Accounts for Lender. All remittances received by Borrowers on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrowers as trustees of an express trust for Lender's benefit and Borrowers shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name, or in the name of Lender's agent, and to charge the collection costs and expenses, including attorneys' fees to Borrowers.

      6.3 ADMINISTRATION OF INVENTORY.

            (a) RECORDS AND REPORTS OF INVENTORY. Borrowers shall keep accurate and complete records of their Inventory. Borrowers shall to furnish Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the twentieth
(20th) day of such month. Borrowers shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

            (b) RETURNS OF INVENTORY. If at any time or times hereafter any Account Debtor returns any Inventory to any Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $50,000, such Borrower shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

      6.4 ADMINISTRATION OF EQUIPMENT.


            (a) RECORDS AND SCHEDULES OF EQUIPMENT. Borrowers shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of their Equipment and all dispositions made in accordance with subsection 6.4(b) hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrowers shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

            (b) DISPOSITIONS OF EQUIPMENT. Borrowers will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $500,000 or less, provided that all proceeds thereof are remitted to Lender for application to the Loans, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrowers shall have given Lender at least five (5) days prior written notice of such disposition.

      6.5 PAYMENT OF CHARGES. All amounts chargeable to Borrowers under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

                                   SECTION 7
                         REPRESENTATIONS AND WARRANTIES

      7.1 GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make advances hereunder, Borrowers jointly and severally warrant, represent and covenant to Lender that:

            (a) ORGANIZATION AND QUALIFICATION. Each of Borrowers and their Subsidiaries which is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrowers and their Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign entity or corporation in each state or jurisdiction listed on Exhibit C hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

            (b) CORPORATE POWER AND AUTHORITY. Each of Borrowers and their Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders (or members, in the case of a limited liability company) of any Borrower or any of its Subsidiaries except for such consents or approvals as have been obtained;
(ii) contravene any Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws or other equivalent documents; (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

            (c) LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents to which a Borrower or any of its Subsidiaries is a party when delivered under this Agreement will be, a legal, valid and binding obligation of such Borrower and such Subsidiary, as applicable, enforceable against it in accordance with its respective terms subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally.

            (d) CAPITAL STRUCTURE. Exhibit D hereto states (i) the correct name of each Subsidiary of each Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by each Borrower, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Borrower and each Subsidiary of each Borrower and (iv) the number of authorized, issued and treasury shares or other ownership interest of each Borrower and each Subsidiary of each Borrower. Each Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as otherwise provided in Exhibit D, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of its Subsidiaries. Except as set forth in Exhibit D, there are no outstanding agreements or instruments binding upon any of Borrower's shareholders (or members, in the case of a limited liability company) relating to the ownership of its shares of capital stock (or member interests, in the case of a limited liability company). Measurement Specialties United Kingdom, Ltd. ("MSUK") qualifies as a "Subsidiary" of MSI but since MSUK is currently in liquidation, MSUK will not be considered a "Subsidiary" for purposes of this Agreement.

            (e) CORPORATE NAMES, ETC. Neither Borrowers nor any of their Subsidiaries have been known as or used any corporate, fictitious or trade names except those listed on Exhibit E hereto. Except as set forth on Exhibit E, neither Borrowers nor any of their Subsidiaries have been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person. Each of Borrower's and its Subsidiaries' jurisdiction of incorporation or organization, Type of organization and organizational I.D. number (if any) is set forth on Exhibit E. The exact legal name of each Borrower and each of its Subsidiaries is set forth on Exhibit E.

            (f) BUSINESS LOCATIONS; AGENT FOR PROCESS. Each Borrower's and each of its Subsidiaries' chief executive office and other places of business are as listed on Exhibit B hereto. During the preceding one-year period, neither Borrowers nor any of their Subsidiaries have had an office, place of business or agent for service of process other than as listed on Exhibit B. Except as shown on Exhibit B, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person. Except as shown on Exhibit B, no Inventory is or will be consigned to any Person by Borrowers without Lender's prior written consent, and, if such consent is given, Borrowers shall, prior to the delivery of any Inventory on consignment, (i) provide Lender with all consignment agreements to be used in connection with such consignment, all of which shall be reasonably acceptable to Lender, (ii) prepare and file appropriate financing statements with respect to any consigned Inventory, showing Lender as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Lender copies of the results of all such searches and
(iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrowers expect to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type.

            (g) TITLE TO PROPERTIES; PRIORITY OF LIENS. Borrowers and each of their Subsidiaries have good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of their real Property, if any, and good title to all of the Collateral and all of their other Property, in each case, free and clear of all Liens except Permitted Liens. Borrowers have paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrowers' Properties that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first-priority Liens, subject only to Permitted Liens.

            (h) ACCOUNTS. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

            (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

            (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

            (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

            (iv) Except for Guaranteed Sale Accounts and the Stayhealthy Accounts, such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, recoupment, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

            (v) No Borrower has made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by such Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2(a) hereof;

            (vi) Except for Guaranteed Sale Accounts and the Stayhealthy Accounts, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

            (vii) To the best of each Borrower's knowledge, the Account Debtor thereunder (A) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (B) such Account Debtor is Solvent; and

            (viii) To the best of each Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

            (i) EQUIPMENT. The Equipment of Borrowers is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. No Borrower will permit any of the Equipment to become affixed to any real Property leased to such Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and no Borrower will permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first-priority (except for Permitted Liens) Liens in favor of Lender.

            (j) FINANCIAL STATEMENTS; FISCAL YEAR. The audited Consolidated balance sheet of MSI and its Subsidiaries as of March 31, 2002 and the unaudited Consolidated balance sheet of MSI and its Subsidiaries as of December 31, 2002, and the related statements of income, changes in stockholder's equity, and cash flows for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of MSI and its Subsidiaries at such dates and the results of their operations for such periods. Since December 31, 2002, there has been no material change in the condition, financial or otherwise, of Borrowers and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrowers or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrowers and each of their Subsidiaries ends on March 31st of each year.

            (k) FULL DISCLOSURE. The financial statements referred to in subsection 7.1(j) hereof do not, nor does this Agreement or any other written statement of Borrowers to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrowers have failed to disclose to Lender in writing which materially affects adversely or, so far as Borrowers can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Borrowers or any of their Subsidiaries or the ability of Borrowers or their Subsidiaries to perform this Agreement or the other Loan Documents.

            (l) SOLVENT FINANCIAL CONDITION. Each Borrower and each of its Subsidiaries is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

            (m) SURETY OBLIGATIONS. No Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract, or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

            (n) TAXES. MSI's federal tax identification number is 22-2378738. IC's federal tax identification number is 94-2839562. The federal tax identification number of each of

Borrowers' Subsidiaries is shown on Exhibit F hereto. Each of Borrowers and their Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and such Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrowers and their Subsidiaries is adequate for all years not closed by applicable statutes, and for its current fiscal year.

            (o) BROKERS. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

            (p) PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each of Borrowers and their Subsidiaries owns or possesses all the patents, trademarks, service marks, tradenames, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit G-1 hereto.

            (q) GOVERNMENTAL CONSENTS. Each of Borrowers and their Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

            (r) COMPLIANCE WITH LAWS. Each of Borrowers and their Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to such Borrower or any of its Subsidiaries under any such law, rule or regulation. Each of Borrower and their Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section201 et seq.), as amended.

            (s) RESTRICTIONS. No Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. No Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit H hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by such Borrower or any of its Subsidiaries, as applicable.

            (t) LITIGATION. Except as set forth on Exhibit I hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrowers, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries. No Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

            (u) NO DEFAULTS. As of the Closing Date, no event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. As of the Closing Date, no Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

            (v) LEASES. Exhibit J hereto is a complete listing of all capitalized leases of Borrowers and their Subsidiaries and Exhibit K hereto is a complete listing of all operating leases of Borrowers and their Subsidiaries requiring annual lease payments of $25,000 or more. Each of Borrower and their Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

            (w) PENSION PLANS. Except as disclosed on Exhibit L hereto, no Borrower nor any of its Subsidiaries has any Plan. Each Borrower and each of its Subsidiaries are in material compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could reasonably be expected to result in a material adverse change in the financial condition of any Borrower or any of its Subsidiaries exists in connection with any Plan. No Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-employer Plan.

            (x) TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of any Borrower or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Borrower or any of its Subsidiaries or prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

            (y) LABOR RELATIONS. Except as described on Exhibit M hereto, no Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

            (z) BANK ACCOUNTS. Exhibit Q hereto sets forth the account number and location of all bank accounts of each Borrower and their Subsidiaries and a description of the cash management system for such entities.

      7.2 CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrowers' or their Subsidiaries' businesses or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement. Without limiting the generality of the foregoing, each loan request made pursuant to subsection 3.1(a) hereof shall constitute Borrowers' reaffirmation, as of the date of each such loan request, of each representation, warranty or other statement made or furnished to Lender by or on behalf of any Borrower or any Subsidiary of any Borrower in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto except to the extent that a Borrower has provided updated information with respect to such matter and Lender has expressly consented in writing thereto.

      7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                                   SECTION 8
                       COVENANTS AND CONTINUING AGREEMENTS

      8.1 AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrowers jointly and severally covenant that, unless otherwise consented to by Lender in writing, they shall:

            (a) VISITS AND INSPECTIONS. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, such Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

            (b) NOTICES. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

            (c) FINANCIAL STATEMENTS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

            (i) not later than ninety (90) days after the close of each fiscal year of MSI, unqualified, audited financial statements of MSI and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but acceptable to Lender (except for (A) the audited financial statements for the fiscal year ending March 31, 2003 which may be qualified and (B) a qualification for a change in accounting principles with which the accountant concurs);

            (ii) not later than thirty (30) days after the end of each month hereafter, other than the last month of each fiscal quarter, including the last month of MSI's fiscal year, which is due not later than forty-five
      (45) days after the end of such month, unaudited, interim financial statements of MSI and its Subsidiaries as of the end of such month and of the portion of MSI's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of MSI as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of MSI and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (iii) promptly upon Lender's request, which request may be daily in Lender's sole and absolute discretion, but in any event, on the last Business Day of each month, a Borrowing Base Certificate;

            (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which MSI has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which MSI files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

            (v) promptly after the filing thereof, copies of any annual and other report (including applicable schedules) to be filed in connection with each Plan or any trust created thereunder; and

            (vi) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or the financial condition or results of operations of Borrowers and each of their Subsidiaries.

      Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1(c), MSI shall forward to Lender a copy of the accountants' letter to MSI's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of MSI and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1(c), or more frequently if requested by Lender, MSI shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit N hereto executed by the principal financial officer of MSI.

            (d) LANDLORD AND STORAGE AGREEMENTS. Provide Lender with copies of all agreements between any Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory or Equipment may, from time to time, be kept.

            (e) PROJECTIONS. No later than thirty (30) days prior to the end of each fiscal year of Borrowers, deliver to Lender Projections of Borrowers for the forthcoming fiscal year, month by month.

            (f) DEPOSIT AND BROKERAGE ACCOUNTS. For each deposit account or brokerage account that any Borrower at any time opens or maintains, such Borrower shall, at Lender's request and option, pursuant to an agreement in form and substance satisfactory to Lender, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Lender to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of such Borrower.

            (g) INVENTORY APPRAISALS. Permit representatives of Lender, from time to time as often as may be reasonably requested, to inspect and appraise Borrowers' Inventory; provided, that, such inspections and appraisals shall be at the sole cost of Borrowers beginning with the first such inspection and appraisal to occur six months after the Closing Date and up to one such inspection and appraisal annually thereafter. Such appraisal may be prepared by an independent appraisal firm acceptable to Lender, in its reasonable discretion. Upon the occurrence and during the continuation of an Event of Default, all inspections and appraisals shall be at the sole cost of Borrowers.

            (h) DOMINION ACCOUNT/CASH MANAGEMENT. Within 120 days following the Closing Date, Borrowers shall cause the Dominion Account to be moved to and, established with Bank pursuant to documentation satisfactory to Lender. Once established with Bank, the Dominion Account and such cash management services shall thereafter be maintained with Bank throughout the Term.

      8.2 NEGATIVE COVENANTS. During the Term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrowers jointly and severally covenant that, unless Lender has first consented thereto in writing, they will not:

            (a) MERGERS; CONSOLIDATIONS; ACQUISITIONS; STRUCTURAL CHANGES. Except in connection with a Permitted Acquisition, merge or consolidate, or permit any Subsidiary of any Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person; nor change its or any of its Subsidiaries' state of incorporation or organization or Type of Organization; nor change its or any of its Subsidiaries' legal names, provided, that, a merger or consolidation between the Borrowers and/or their Subsidiaries and/or any of them shall be permitted, provided, further, that, if a Borrower is one of the entities party to such merger or consolidation, a Borrower shall be the surviving entity.

            (b) LOANS. Make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person other than (i) a Borrower or (ii) a Subsidiary to the extent permitted in subSection 8.2(c)(iv) hereof.

            (c) TOTAL MONEY BORROWED. Create, incur, assume, or suffer to exist, or permit any Subsidiary of any Borrower to create, incur or suffer to exist, any Money Borrowed, except:

                  (i) Obligations owing to Lender;

                  (ii) Subordinated Debt approved by Lender in its sole and absolute discretion;

                  (iii) Indebtedness of any Borrower to any other Borrower;

                  (iv) Indebtedness of any Borrower to any Subsidiary of any Borrower or of any Subsidiary of any Borrower to any Borrower or any other Subsidiary of a Borrower which is incurred in the ordinary course of business and is on fair and reasonable terms comparable to what would be obtained in an arms length transaction, provided, that, the aggregate amount of such Indebtedness of the Subsidiaries of the Borrowers as to the Borrowers, net of such Indebtedness of the Borrowers to their Subsidiaries shall not exceed $4,000,000 at any time;

                  (v) Permitted Purchase Money Indebtedness;

                  (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

                  (vii) Money Borrowed not included in paragraphs (i) through
      (vii) above which does not exceed at any time, in the aggregate, the sum of $100,000.

            (d) AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any Subsidiary of any Borrower to enter into or be a party to, any transaction with any Affiliate of Borrowers (other than an Affiliate which is another Borrower or a Subsidiary of a Borrower) or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary.

            (e) LIMITATION ON LIENS. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (i) Liens at any time granted in favor of Lender;

                  (ii) Liens at any time granted in favor of Castletop and securing Subordinated Debt;

                  (iii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subSection 7.1(n) hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                  (iv) Liens arising in the ordinary course of any Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of any Borrower or materially impair the use thereof in the operation of any Borrower's business;

                  (v) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                  (vi) such other Liens as appear on Exhibit O hereto; and

                  (vii) such other Liens as Lender may hereafter approve in writing.

            (f) SUBORDINATED DEBT. Make, or permit any Subsidiary of any Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the Subordination Agreement relative thereto.

            (g) DISTRIBUTIONS. Declare or make, or permit any Subsidiary of any Borrower to declare or make, any Distributions except (i) any distribution to a Borrower and (ii) any Distribution from Jingliang Electronics (Shenzhen) Co., Ltd., a company existing and duly organized under the laws of the Peoples Republic of China ("JINGLIANG"), to Measurement Limited, a company existing and duly organized under the laws of the Peoples Republic of China (Hong Kong) ("MEASUREMENT LIMITED").

            (h) CAPITAL EXPENDITURES. Except in connection with a Permitted Acquisition, make Capital Expenditures (including, without limitation, by way of capitalized leases, which, in the aggregate, as to Borrowers and their Subsidiaries, exceed $4,000,000 during any fiscal year beginning with the fiscal year ending March 31, 2004.

            (i) DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of any Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to any Borrower by any Subsidiary of any Borrower or (iii) dispositions expressly authorized by this Agreement.

            (j) STOCK OF SUBSIDIARIES. Permit any of their Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

            (k) BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, sale and return, sale on approval or consignment basis (except for consignment agreements disclosed to Lender in writing and which in all cases shall be excluded from the Borrowing Base), or any sale on a repurchase or return basis. This covenant shall not prevent the Borrowers or their Subsidiaries from making Guaranteed Sales (which in all cases shall be excluded from the Borrowing Base unless the Guaranteed Sale Accounts relating thereto qualify as Eligible Guaranteed Sale Accounts).

            (l) RESTRICTED INVESTMENT. Except in connection with a Permitted Acquisition, make or have, or permit any Subsidiary of any Borrower to make or have, any Restricted Investment.

            (m) CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of any Borrower.

            (n) REAL PROPERTY. Purchase or acquire (or enter into any contract to purchase or acquire), or permit any of their Subsidiaries to purchase or acquire (or enter into any contract to purchase or acquire) any real property

            (o) SETTLEMENT OF LAWSUITS. Make any cash payment in settlement of any litigation matters unless, after giving effect to such settlement payment and for a period of thirty (30) consecutive days prior thereto Availability is not less than $1,500,000; provided, that, without the prior written consent of Lender the Borrowers shall not make any cash payment in settlement of any of the following three litigation matters: (1) In re: Measurement Specialties, Inc. Securities Litigation, 02 Civ. No. 1071 (D.N.J.);United States District Court for the District of New Jersey; (2) Robert L. DeWelt v. Measurement Specialties, Inc. et al., Civil Action No. 02-CV-3431; United States District Court, District of New Jersey; and (3) Hibernia Litigation; High Court of Dublin.

      8.3 SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrowers covenant that, unless otherwise consented to by Lender in writing, they shall:

            (a) CONSOLIDATED FIXED CHARGE RATIO. Beginning with the fiscal quarter ending on June 30, 2003, have a Consolidated Fixed Charge Ratio, calculated for the fiscal quarter then ending, equal to or greater than 1.0 to 1 as of the end of each fiscal quarter.

            (b) MINIMUM AVAILABILITY. Beginning on the Closing Date and continuing through the earlier of (i) the Borrowers' delivery to Lender of quarterly financial statements for the fiscal quarter ending June 30, 2003 pursuant to subSection 8.1(c)(ii) hereof and (ii) August 15, 2003, have an Availability of not less than $2,000,000, unless Lender agrees in its sole and absolute discretion to a lower minimum Availability.

                                   Section  9
                            CONDITIONS PRECEDENT

      Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Section s of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

      9.1 DOCUMENTATION. Lender shall have received, in form and substance satisfactory to Lender, a duly executed copy of this Agreement and the other Loan Documents, including, without limitation, the Revolving Credit Note, together with such additional documents, information, instruments and certificates as Lender shall require in connection therewith from time to time, all in form and substance satisfactory to Lender.

      9.2 NO DEFAULT. No Default or Event of Default shall exist.

      9.3 OTHER LOAN DOCUMENTS. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

      9.4 AVAILABILITY. Lender shall have determined that immediately after Lender has made the initial Loan contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $2,500,000.

      9.5 LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby, and Lender shall be satisfied with the status of the litigation disclosed on Exhibit I hereto.

      9.6 CLOSING AND COLLATERAL ADMINISTRATION FEES. Borrowers shall have paid to Lender, in immediately available funds, (a) the closing fee in the amount of $150,000 (of which $100,000 was previously paid by the Borrowers), and (b) the first installment of the collateral administration fee in the amount of $25,000.

      9.7 ADDITIONAL FEES AND EXPENSES. Borrowers shall have paid all reasonable fees and expenses incurred by Lender in connection with its review and analysis of Borrowers and the Collateral and in the preparation, negotiation and execution of this Agreement and all related documents, including, without limitation, all reasonable fees and expenses of Vinson & Elkins L.L.P., counsel to Lender.

      9.8 OFFICERS' CERTIFICATES; OPINIONS, ETC. Each Borrower shall have delivered to Lender (a) such certificates of authorized officers of such Borrower, certified copies of the certificate of incorporation and bylaws of such Borrower, certified copies of resolutions of the directors of such Borrower and such other documents, instruments and agreements as Lender shall require to evidence the valid corporate existence and authority to conduct business of such Borrower and the due authorization, execution and delivery of this Agreement, any documents related to this Agreement and any other legal matters relating to such Borrower, any Subsidiary or the other Loan Documents entered into by such Borrower, all in form and substance satisfactory to Lender and its counsel, and
(b) opinions of legal counsel to the Borrowers, with respect to the due authorization, execution, delivery and enforceability of this Agreement and such other matters related thereto as Lender shall require.

      9.9 MEASUREMENT LIMITED CERTIFICATES; OPINIONS, ETC. Borrowers shall have delivered to Lender (a) such certificates of authorized officers of Measurement Limited, certified copies of the certificate of incorporation and bylaws of Measurement Limited, certified copies of resolutions of the board of directors or applicable governing body of Measurement Limited and such other documents, instruments and agreements as Lender shall require to evidence the valid corporate existence and authority to conduct business of Measurement Limited and any other legal matters relating to Measurement Limited, all in form and substance satisfactory to Lender and its counsel, and (b) opinions of legal counsel to Measurement Limited, with respect to the enforceability of the pledge by MSI of the Equity of Measurement Limited and such other matters related thereto as Lender shall require.

      9.10 INSURANCE. Borrowers shall have delivered certificates of insurance coverage, dated not more than five Business Days prior to the Closing Date evidencing that Borrowers and each Subsidiary are carrying insurance required by
Section 6.1(b) of this Agreement and naming Lender as additional insured and loss payee.

      9.11 AMENDMENT TO CASTLETOP LOAN AGREEMENT AND SUBORDINATION AGREEMENT. Borrowers shall have delivered (i) a certified copy of a fully executed amendment to the existing Castletop Loan Agreement and (ii) a fully executed copy of the Subordination Agreement, which amendment and Subordination Agreement shall both be in form and substance acceptable to Lender in its sole discretion.

      9.12 DOMINION ACCOUNT AGREEMENT; RESTRICTED ACCOUNT AGREEMENTS. Borrowers shall have delivered fully executed tri-party agreements in form and substance acceptable to Lender in its sole discretion covering each bank account held by a Borrower as required by Lender.

      9.13 STOCK CERTIFICATE AND BLANK POWERS. Borrowers shall have delivered all certificates evidencing Equity, including, without limitation, all Certificated Securities, pledged pursuant to this Agreement, together with stock powers duly executed in blank.

      9.14 LANDLORD WAIVER AGREEMENT; BAILEE'S LETTERS. Borrowers shall have delivered Landlord Waiver Agreements duly executed and delivered by any landlord of real property leased by any Borrower and Bailee's Letters duly executed and delivered by any Person who is in possession of inventory on behalf of any Borrower as required by Lender.

      9.15 DECEMBER 2002 SALES DATA. Borrowers shall have delivered a copy of the December 2002 sales data for Borrowers.

                                   SECTION  10
                EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      10.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an "EVENT OF DEFAULT":

            (a) PAYMENT OF OBLIGATIONS. Any Borrower shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise.

            (b) MISREPRESENTATIONS. Any representation, warranty or other statement made or furnished to Lender by or on behalf of any Borrower or any Subsidiary of any Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

            (c) BREACH OF SPECIFIC COVENANTS. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Section s 5.2, 5.3, 6.1(b), 6.2(e), 6.2(f), 8.1(a), 8.1(c), 8.1(f), 8.1(g), 8.2 or 8.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant.

            (d) BREACH OF OTHER COVENANTS. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of such Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of such Borrower.

            (e) DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS. Any event of default shall occur under, or any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

            (f) OTHER DEFAULTS. There shall occur any default or event of default on the part of any Borrower under any agreement, document or instrument to which any Borrower is a party or by which any Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) in an aggregate amount of $50,000 or greater if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

            (g) UNINSURED LOSSES. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

            (h) INSOLVENCY AND RELATED PROCEEDINGS. Any Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower under the Bankruptcy Code (if against any Borrower, the continuation of such proceeding for more than sixty (60) days), or any Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

            (i) BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of any Borrower or any Subsidiary of any Borrower for a period which significantly affects any Borrower's capacity to continue its business, on a profitable basis; or any Borrower or any Subsidiary of any Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Borrower which is necessary to the continued or lawful operation of its business; or any Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

            (j) CHANGE OF MANAGEMENT. Frank Guidone, or a successor reasonably acceptable to Lender, shall cease for any reason to be the highest ranking executive officer of MSI and MSI fails, within fourteen (14) days thereafter, either to (x) find a replacement acceptable to Lender in its sole and absolute discretion, or (y) enter into a contract with Corporate Revitalization Partners, or a similar management consulting firm acceptable to Lender in its sole and absolute discretion, to provide management services to MSI and the other Borrowers on terms acceptable to Lender in its sole and absolute discretion.

            (k) CHANGE OF OWNERSHIP. MSI shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock and other ownership interests of IC and Measurement Limited; or Measurement Limited shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock and other ownership interests of Jingliang.

            (l) ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower or any Subsidiary of any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multi-employer Plan resulting from such Borrower's or such Subsidiary's complete or partial withdrawal from such Plan.

            (m) CHALLENGE TO AGREEMENT. Any Borrower or any Subsidiary of any Borrower, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

            (n) CRIMINAL FORFEITURE. Any Borrower or any Subsidiary of any Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Borrower or any Subsidiary of any Borrower; provided, that, any fines which may be imposed by the Securities and Exchange Commission shall not, in and of themselves, constitute a default hereunder.

            (o) JUDGMENTS. Any money judgment, writ of attachment or similar process is filed against any Borrower or any Subsidiary of any Borrower, or any of their respective Property is in an amount in excess of $50,000 and is not bonded or discharged within thirty (30) days.

      10.2 ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrowers shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subSection 10.1(h) hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

      10.3 OTHER REMEDIES. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following other rights and remedies:

            (a) All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

            (b) The right to take immediate possession of the Collateral, and to
(i) require Borrowers to assemble the Collateral, at Borrowers' joint and several expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower, Borrowers agree not to charge Lender for storage thereof).

            (c) The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Lender may at Lender's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Borrowers agree that ten (10) days written notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrowers' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain jointly and severally liable to Lender therefor.

            (d) Lender is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

      10.4 REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule contained in any other agreement between Lender and any Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

                                   SECTION  11
                                  MISCELLANEOUS

      11.1 POWER OF ATTORNEY. Borrowers hereby jointly and severally irrevocably designate, make, constitute and appoint Lender (and all Persons designated by Lender) as Borrowers' true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrowers and in either of Borrowers' or Lender's name, but at the joint and several cost and expense of Borrowers:

            (a) At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse any Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

            (b) At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of any Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral;

(iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable and, at Lender's option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign any Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrowers and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of any Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations;
(viii) endorse the name of any Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrowers' stationery and sign the name of any Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement.

      11.2 INDEMNITY. BORROWERS HEREBY JOINTLY AND SEVERALLY AGREE TO INDEMNIFY LENDER AND HOLD LENDER HARMLESS FROM AND AGAINST ANY LIABILITY, LOSS, DAMAGE, SUIT, ACTION OR PROCEEDING EVER SUFFERED OR INCURRED BY LENDER (INCLUDING REASONABLE ATTORNEYS FEES AND LEGAL EXPENSES) AS THE RESULT OF ANY BORROWER'S FAILURE TO OBSERVE, PERFORM OR DISCHARGE SUCH BORROWER'S DUTIES HEREUNDER, PROVIDED, THAT, THE FOREGOING SHALL NOT APPLY TO ANY LIABILITY, LOSS, DAMAGE, SUIT, ACTION OR PROCEEDING TO THE EXTENT, BUT ONLY TO THE EXTENT, SOLELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER. IN ADDITION, BORROWERS SHALL JOINTLY AND SEVERALLY DEFEND LENDER AGAINST AND SAVE IT HARMLESS FROM ALL CLAIMS OF ANY PERSON WITH RESPECT TO THE COLLATERAL. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THESE INDEMNITIES SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST LENDER BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF ANY BORROWER'S OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS AGREEMENT, THE OBLIGATION OF BORROWERS UNDER THIS SECTION 11.2 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

      11.3 MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrowers' rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrowers hereby consent to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrowers agree that they will use their best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrowers further agree that Lender may disclose credit information regarding Borrowers and their Subsidiaries to any potential participant or assignee.

      11.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      11.5 SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Lender permitted under Section 11.3 hereof.

      11.6 CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      11.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      11.8 NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

If to Lender:           Fleet Capital Corporation
                        5950 Sherry Lane
                        Suite 300
                        Dallas, Texas  75225
                        Attention:  Loan Administration Manager
                        Facsimile No.:  214-706-7066

With a copy to:         Vinson & Elkins L.L.P.
                        2001 Ross Avenue, Suite 3700
                        Dallas, Texas  75201
                        Attention:  James A. Markus
                        Facsimile No.:  214-999-7836

If to Borrowers:        Measurement Specialties, Inc.
                        710 Route 46 East
                        Fairfield, New Jersey  07004
                        Attention:  Frank Guidone
                        Facsimile No.:  793-808-1787

                        IC Sensors, Inc.
                        710 Route 46 East
                        Fairfield, New Jersey  07004
                        Attention:  Frank Guidone
                        Facsimile No.:  793-808-1787

With a copy to:         McCarter & English, LLP
                        100 Mulberry Street
                        Newark, New Jersey  07102
                        Attention:  Kenneth E. Thompson
                        Facsimile No.:  973-624-7070

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subSection 3.1(a) or 4.2 hereof shall not be effective until received by Lender.

      11.9 LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its reasonable discretion, unless otherwise contained herein, in the Other Agreements or in the Security Agreements, and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

      11.10 CREDIT INQUIRIES. Borrowers hereby authorize and permit Lender to respond to usual and customary credit inquiries from third parties concerning Borrowers or any of their Subsidiaries.

      11.11 TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

      11.12 ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

      11.13 INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER OR LENDER, BORROWERS HEREBY CONSENT AND AGREE THAT THE SUPERIOR COURT OF DALLAS COUNTY, TEXAS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF DALLAS, TEXAS DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWERS HEREBY WAIVE ANY OBJECTION WHICH BORROWERS MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWERS HEREBY JOINTLY AND SEVERALLY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWERS' ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY

LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      11.15 WAIVERS BY BORROWERS. BORROWERS JOINTLY AND SEVERALLY WAIVE (a) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (b) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWERS MAY IN ANY WAY BE LIABLE AND HEREBY RATIFY AND CONFIRM WHATEVER LENDER MAY DO IN THIS REGARD; (c) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (d) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (e) NOTICE OF ACCEPTANCE HEREOF; AND (f) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY OR PUNITIVE. BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. BORROWERSS JOINTLY AND SEVERALLY WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THE FOREGOING WAIVERS WITH THEIR LEGAL COUNSEL AND HAVE KNOWINGLY AND VOLUNTARILY WAIVED THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      11.16 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      11.17 NON-APPLICABILITY OF ARTICLE 5069-15.01 ET. SEQ. Borrowers and Lender hereby agree that, except for Section 15.10(b) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 et. seq. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

      11.18 REIMBURSEMENT. The undertaking by each Borrower to repay the Obligations and each representation, warranty or covenant of each Borrower are and shall be joint and several. To the extent that any Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of loans, advances or other extensions of credit received by any such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess. This Section 11.18 is intended only to define the relative rights of each Borrower, and nothing set forth in Section 11.18 is intended or shall impair the obligations of each Borrower, jointly and severally, to pay Lender the Obligations as and when the same shall become due and payable in accordance with the terms hereof.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning of this Agreement.

                                        MEASUREMENT SPECIALTIES, INC.,
                                        a New Jersey corporation

                                        By: /s/ Frank Guidone
                                            -----------------------------------
                                              Frank Guidone
                                              Chief Executive Officer

                                        IC SENSORS, INC.,
                                        a New Jersey corporation

                                        By: /s/ Frank Guidone
                                            -----------------------------------
                                              Frank Guidone
                                              Chief Executive Officer


                                        ACCEPTED IN DALLAS, TEXAS:
                                        FLEET CAPITAL CORPORATION

                                        By: /s/ Brian Tornow
                                            -----------------------------------
                                              Brian Tornow
                                              Senior Vice President


                                [Signature Page]

                                   APPENDIX A

                               GENERAL DEFINITIONS

      When used in the Loan and Security Agreement dated as of January 31, 2003, by and between Fleet Capital Corporation ("LENDER") and Measurement Specialties, Inc. and IC Sensors, Inc. (collectively, "BORROWERS"), (a) the terms ACCOUNT, CERTIFICATED SECURITY, CERTIFICATES OF TITLE, CHATTEL PAPER, COMMERCIAL TORT CLAIMS, DEPOSIT ACCOUNT, DOCUMENT, ELECTRONIC CHATTEL PAPER, EQUIPMENT, FINANCIAL ASSET, FIXTURE, GENERAL INTANGIBLES, GOODS, INSTRUMENT, INVENTORY, INVESTMENT PROPERTY, LETTER-OF-CREDIT RIGHTS, PAYMENT INTANGIBLES, PROCEEDS, SECURITY ENTITLEMENT, SOFTWARE, SUPPORTING OBLIGATIONS, TANGIBLE CHATTEL PAPER and UNCERTIFICATED SECURITY, have the respective meanings assigned thereto in the UCC (as defined below); (b) all terms indicating Collateral having the meanings assigned thereto under the UCC shall be deemed to mean such Property, whether now owned or hereafter created or acquired by any Borrower or in which any Borrower now has or hereafter acquires any interest; (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and (d) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

      ACCOUNT DEBTOR - any Person who is or may become obligated on or under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

      AFFILIATE - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

      AGREEMENT - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

      APPLICABLE LAW - all laws, rules and regulations applicable to any Person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

      AVAILABILITY - the amount of money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (0).


                                  APPENDIX A-1

      BAILEE'S LETTER - a letter in form and substance acceptable to Lender executed by any Person who is in possession of Inventory on behalf of any Borrower pursuant to which such Person acknowledges Lender's Lien with respect thereto.

      BANK - Fleet National Bank.

      BASE RATE - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

      BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

      (i)   $15,000,000; or

      (ii)  an amount equal to:

            (a) the sum of (1) 85% of the net amount of Eligible Accounts outstanding at such date, plus (2) the lesser of (x) 85% of the net amount of Eligible Guaranteed Sale Accounts outstanding at such date and (y) $1,000,000 from February 1st through August 31st of each year and $2,500,000 from September 1st through January 31st of each year; provided, that, such net amount shall calculated by deducting the greater of twenty percent (20%) of the gross amount of such Eligible Guaranteed Sales Accounts or the Borrowers' book reserves with respect thereto, plus (3) the lesser of (A) 85% of the net amount of Eligible UK Accounts outstanding at such date and (B) $500,000;

            PLUS

            (b) the lesser of (1) $6,000,000, (2) the sum of (A) 60%, of the value of Eligible Inventory at such date calculated on the basis of the lower of cost or market as determined by Lender in its sole discretion with the cost of raw materials and finished goods calculated on a first-in, first-out basis, plus (B) the lesser of (x) 60% of the value of Eligible In-Transit Inventory at such date calculated on the basis of the lower of cost or market as determined by Lender in its sole discretion with cost of raw materials and finished goods calculated on a first-in, first-out basis and net of any reserves related thereto for freight, duties, and customs fees and (y) $1,250,000, or (3) 90% of the net orderly liquidation value of each category of Eligible Inventory as appraised by an appraiser acceptable to Lender and determined by Lender in its sole and absolute discretion;

            MINUS

            (c) any and all reserves established by Lender, including, without limitation, the Initial Availability Reserve.


                                  APPENDIX A-2

      For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

      BORROWING BASE CERTIFICATE - a certificate by a responsible officer of Borrowers, substantially in the form of Exhibit P (or another form acceptable to Lender) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Lender. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrowers and certified to Lender; provided, that Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to the Borrowers, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

      BUSINESS  DAY - any day excluding  Saturday,  Sunday and any day which
      -------------
is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in such state are closed.

      CAPITAL EXPENDITURES - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

      CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

      CASTLETOP SUBORDINATION AGREEMENT - the Subordination Agreement to be dated on or about the Closing Date among Borrowers, Lender and Castletop.

      CLOSING DATE - the date on which all of the conditions precedent in
Section 9 of the Agreement are satisfied and the initial Loan is made under the Agreement.

      COLLATERAL - all of the Property and interests in Property described in
Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

      COMPUTER HARDWARE AND SOFTWARE - all of a Borrower's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings


                                  APPENDIX A-3
whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i),
(ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

      CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

      CONSOLIDATED EBITDA - with respect to any fiscal period, the sum of MSI's Consolidated net earnings (or loss) before interest expense and taxes plus depreciation and amortization expense for said period as determined in accordance with GAAP.

      CONSOLIDATED FIXED CHARGE COVERAGE RATIO - with respect to any period of determination, the ratio of (i) Consolidated Operating Cash Flow for such period to (ii) Consolidated Fixed Charges for such period, all as determined in accordance with GAAP.

      CONSOLIDATED FIXED CHARGES - for any period, the sum of (i) all scheduled principal payments required to be made during such period in respect of Money Borrowed, and (ii) Consolidated Total Interest Expense.

      CONSOLIDATED OPERATING CASH FLOW - for any period, Consolidated EBITDA of MSI and its Subsidiaries for such period, minus the sum of (i) cash income taxes paid during such period by MSI and its Subsidiaries on a consolidated basis, and
(ii) the aggregate amount of unfinanced Capital Expenditures made during such period by MSI and its Subsidiaries.

      CONSOLIDATED TOTAL INTEREST EXPENSE - with respect to any fiscal period, the aggregate amount of interest required to be paid by Borrowers and their Subsidiaries during such period in respect of Money Borrowed outstanding during all or part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases.

      CONTRACT RIGHT - any right of any Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

      CURRENT ASSETS - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

      DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

      DEFAULT RATE - as defined in subSection  2.1(b) of the Agreement.

      DISTRIBUTION - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.


                                  APPENDIX A-4

      DOMINION ACCOUNT - a special account established by Borrowers pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

      ELIGIBLE ACCOUNT - an Account arising in the ordinary course of a Borrower's business from the sale of goods or rendition of services which Lender, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

      (i) it arises out of a sale made by such Borrower to a Subsidiary or an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower; or

      (ii) it is unpaid for more than sixty (60) days after the original due date shown on the invoice; or

      (iii) it is due or unpaid more than one hundred and twenty (120) days after the original invoice date; or

      (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

      (v) the total unpaid Accounts of the Account Debtor exceed 25% (except for Bed Bath and Beyond which shall be 30%) of the net amount of all Eligible Accounts, to the extent of such excess; or

      (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

      (vii) the Account Debtor is also a Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

      (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

      (ix) it arises from a sale to an Account Debtor outside the United States and Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or


                                  APPENDIX A-5

      (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

      (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless a Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 203 et seq., as amended); or

      (xii) the Account is subject to a Lien other than a Permitted Lien; or

      (xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by a Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

      (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

      (xv) a Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

      (xvi) a Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

      ELIGIBLE GUARANTEED SALE ACCOUNT - a Guaranteed Sale Account arising out of a Guaranteed Sale by a Borrower to Sam's Club, Costco or Costco Canada which would be an "Eligible Account" but for the requirement set forth in clause (x) of the definition of Eligible Account.

      ELIGIBLE IN-TRANSIT INVENTORY - such In-Transit Inventory which would be "Eligible Inventory" but for the requirement set forth in clause (vii)(b) of the definition of Eligible Inventory.

      ELIGIBLE INVENTORY - such Inventory of a Borrower (other than packaging materials and supplies) which Lender, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

      (i) it is not raw materials or finished goods, or work-in-process that is, in Lender's opinion, readily marketable in its current form; or

      (ii) it is not in good and saleable condition; or

      (iii) it is obsolete or unmerchantable; or

      (iv) it does not meet all standards imposed by any governmental agency or authority; or


                                  APPENDIX A-6

      (v) it does not conform in all respects to the warranties and representations set forth in the Agreement; or

      (vi) it is not at all times subject to Lender's duly perfected, first-priority security interest and no other Lien except a Permitted Lien; or

      (vii) it (a) is not situated at a location in compliance with the Agreement or (b) is in transit.

      ELIGIBLE UK ACCOUNT - an Account which would be an "Eligible Account" but for the fact that it arises from a sale of Inventory shipped directly from the United States to a Account Debtor located in the United Kingdom and payable in United States currency.

      ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

      "EQUITY" - shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of any Borrower or Subsidiary and shall expressly include all "stock appreciation rights", "phantom stock" "profit participations" and other similar interests.

      ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

      EVENT OF DEFAULT - as defined in Section  10.1 of the Agreement.

      GAAP - generally accepted account principles in the United States of America in effect from time to time.

      GUARANTEED SALE - a sale of Inventory by a Borrower to a retail merchant the terms of which sale provide that the retail merchant may return unsold saleable merchandise to such Borrower.

      GUARANTEED SALE ACCOUNT - an Account arising out of a Guaranteed Sale.

      IN-TRANSIT INVENTORY - Inventory which (a) has been delivered to a common carrier for shipment to a Borrower, (b) has been inspected and approved by a Borrower or an agent of a Borrower, (c) is the subject of (i) a negotiable bill of lading or other negotiable document of title, the original of which is in the possession of Lender or an agent thereof, as applicable, vesting title to such inventory in a Borrower or (ii) a non-negotiable bill of lading or other non-negotiable document of title (a copy of which has been delivered to Lender) which if issued on and after February 1, 2003 names Lender as consignee thereunder; provided, that, all Inventory shipped on or after February 1, 2003 which is the subject of a non-negotiable document of title, shall be subject to a bailee agreement executed by the carrier or other holder of such Inventory and delivered to Lender in form an substance acceptable to Lender in its sole and absolute discretion pursuant to which such carrier or other holder acknowledges Lender's rights in the


                                  APPENDIX A-7

Inventory and agrees to other terms required by Lender, and (d) is covered by a policy of insurance obtained by Borrowers and meeting the requirements of
Section  6.1(b) of the Agreement.

      INDEBTEDNESS - as applied to a Person means, without duplication

      (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

      (ii) all obligations of other Persons which such Person has guaranteed,

      (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

      (iv) in the case of Borrowers (without duplication), the Obligations.

      INITIAL AVAILABILITY RESERVE - a reserve in the amount of $1,000,000 with respect to the Borrowing Base; provided, that, such reserve shall be eliminated upon (a) MSI's delivery of its audited consolidated financial statements for the fiscal year ended March 31, 2003 as certified by an opinion of a certified public account acceptable to Lender and performed in accordance with GAAP, (b) resolution and/or settlement of all material litigation involving any Borrower to Lender's satisfaction (which shall be in Lender's sole and absolute discretion), (c) no Event of Default has occurred or is continuing, and no Event of Default shall occur as a result of the elimination of such reserve, and (d) after giving effect to the elimination of such reserve, Availability is at least $2,000,000.

      INTELLECTUAL PROPERTY - all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

      LANDLORD WAIVER AGREEMENT - an agreement, in form and substance satisfactory to Lender, executed and delivered by each landlord of real property leased by any Borrower pursuant to which such landlord subordinates or waives all of its Liens to the Liens of Lender in


                                  APPENDIX A-8
the Property of such Borrower located on the leased real property and grants certain rights to Lender.

      LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "LIEN" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

      LOAN ACCOUNT - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

      LOAN DOCUMENTS - the Agreement, the Other Agreements and the Security Documents.

      LOANS - all loans and advances of any kind made by Lender, and/or by any affiliate of Lender, pursuant to the Agreement.

      MAXIMUM RATE - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Obligations in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

      MONEY BORROWED - means (i) Indebtedness arising from the lending of money by any Person to a Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to a Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of a Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Borrower.

      MULTIEMPLOYER PLAN - has the meaning set forth in Section 4001(a)(3) of ERISA.

      OBLIGATIONS - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from any of the Borrowers to Lender, and/or to any affiliate of Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether


                                  APPENDIX A-9
direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

      ORGANIZATIONAL I.D. NUMBER - with respect to a Borrower, the organizational identification number assigned to such Borrower by the applicable governmental unit or agency of the jurisdiction of organization of such Borrower.

      OTHER AGREEMENTS - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by a Borrower, any Subsidiary of a Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

      OVERADVANCE - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base.

      PARTICIPATING LENDER - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

      PERMITTED ACQUISITION - the purchase of a business or its assets by a Borrower the form and substance of which acquisition have been approved in writing by Lender in its sole and absolute discretion.

      PERMITTED LIENS - any Lien of a kind specified in subSection 8.2(e) of the Agreement.

      PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness of any Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $250,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

      PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

      PLAN - an employee benefit plan now or hereafter maintained for employees of a Borrower that is covered by Title IV of ERISA.

      PROJECTIONS - MSI's forecasted Consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with MSI's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

      PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.


                                  APPENDIX A-10

      PURCHASE MONEY INDEBTEDNESS - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

      PURCHASE MONEY LIEN - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

      REPORTABLE EVENT - any of the events set forth in Section 4043(b) of ERISA.

      RESTRICTED INVESTMENT - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

      (i) investments in one or more Subsidiaries of a Borrower to the extent existing on the Closing Date;

      (ii)  Property to be used in the ordinary course of business;

      (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrowers and their Subsidiaries;

      (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

      (v) investments in certificates of deposit maturing within one (1) year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

      (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and

      (vii) investments in money market mutual funds having assets in excess of $2,000,000,000 and which invest in the types of investments listed in items
(iv), (v) and (vi) above.

      REVOLVING CREDIT LOAN - a Loan made by Lender as provided in Section 1.1(a) of the Agreement.

      REVOLVING CREDIT NOTE - the Revolving Credit Note to be executed by Borrowers on or about the Closing Date in favor of Lender to evidence the Revolving Credit Loan, which shall be in the form of Exhibit A to the Agreement.


                                  APPENDIX A-11

      SCHEDULE OF ACCOUNTS - as defined in subSection  6.2(a) of the Agreement.

      SECURITY - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

      SECURITY DOCUMENTS - All instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

      SOLVENT - as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (excluding contingent debts which are the subject of a bonafide dispute and have not been resolved by judgment, settlement or otherwise), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

      STAYHEALTHY ACCOUNT - an Account of the Borrower which is the obligation of Stayhealthy.com.

      SUBORDINATED DEBT - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender in its sole and absolute discretion, including principal of up to $2,000,000 owing to Castletop and covered by the Castletop Subordination Agreement.

      SUBORDINATION AGREEMENT - one or more subordination agreements, including, without limitation, the Castletop Subordination Agreement, among Borrowers, Lender and the Person(s) providing Subordinated Debt subordinating such Subordinated Debt on terms and conditions satisfactory to Lender in its sole and absolute discretion.

      SUBSIDIARY - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

      TERM - as defined in Section  4.1 of the Agreement.

      TOTAL CREDIT FACILITY - $15,000,000.

      TYPE OF ORGANIZATION - with respect to a Borrower, the kind or type of entity by which such Borrower is organized, such as a corporation or limited liability company.

      UCC - the Uniform Commercial Code as in effect in the State of New Jersey on the date of this Agreement, as the UCC may be amended or otherwise modified.

      VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.


                                  APPENDIX A-12

      CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular Section , paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The Section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.


                                  APPENDIX A-13

                                   EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

$15,000,000                                                     January 31, 2003
                                                                   Dallas, Texas

      FOR VALUE RECEIVED, the undersigned (hereafter "BORROWERS"), hereby jointly and severally promise to pay to the order of FLEET CAPITAL CORPORATION ("LENDER"), at the office of the Lender, located at 5950 Sherry Lane, Suite 300, Dallas, Texas 75225, in lawful money of the United States of America and in immediate available funds, the principal amount of Fifteen Million Dollars ($15,000,000) or so much of such principal amount as shall be outstanding and unpaid on January 31, 2006.

      This Revolving Credit Note (the "NOTE") is the Revolving Credit Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrowers and Lender dated the date hereof (hereinafter, as amended from time to time, the "LOAN AGREEMENT"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      The rate of interest in effect hereunder shall be calculated with reference to the Base Rate as more specifically provided in the Loan Agreement. The interest due shall be computed in the manner provided in the Loan Agreement.

      Except as otherwise expressly provided in the Loan Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity there of shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

      This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrowers may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

      Upon the occurrence and continuation of any one or more of the Events of Default specified in the Loan Agreement which have not been cured by Borrowers or waived by Lender, Lender may declare all Obligations evidenced hereby to be immediately due and payable (except with respect to any Event of Default set forth in subSection 10.1(f) of the Loan Agreement, in which case all Obligations evidenced hereby shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender.


                                APPENDIX A - A-1

      Time is of the essence of this Note. Borrowers hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Borrowers agree that, without releasing or impairing Borrowers' liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      The validity, interpretation and enforcement of this promissory note shall be governed by the internal laws of the state of Texas without giving effect to the conflict of laws principles thereof.

                                    MEASUREMENT  SPECIALTIES,  INC.,
                                    a New Jersey corporation

                                    By:
                                       ---------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


                                    IC SENSORS, INC.,
                                    a California corporation

                                    By:
                                       ---------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


                                APPENDIX A - A-2